EXHIBIT 99.1

HIGH COUNTRY FINANCIAL CORPORATION

For Immediate Release


       High Country Financial Corporation Announces Third Quarter Earnings

BOONE, NC, November 10, 2003 - High Country Financial Corporation (NASDAQ: HGCF and HGCFU) today reported continued improvements to year-over-year earnings for its third quarter ended September 30, 2003 and its year-to-date results. Net income was $345,562 for the quarter ended September 30, 2003, compared to $46,891 for the same quarter in 2002, an increase of 636.9%. Fully diluted earnings per share were $.19 for the quarter, compared to $.03 for the third quarter in 2002.

Net income was $849,198 for the nine months ended September 30, 2003, compared to $390,010 for the same period in 2002, an increase of 117.7%. Fully diluted earnings per share were $.56 for the period, compared to $.27 for the same period in 2002.

Deposits grew from $144.3 million to $162.2 million from September 30, 2002 to September 30, 2003, an increase of 12.4%. Loans grew by 21.7% for the same period, increasing from $127.7 million to $155.4 million. The Bank continued to fund a portion of the loan growth by absorbing Federal funds and principal prepayments from mortgage-backed securities, resulting in a decrease in investments and interest-bearing deposits with banks from $28.1 million to $15.4 million for the period, or 45.2%. As part of its continuing evaluation of economic and credit conditions, the Bank increased its provision for loan losses from 1.25% of loans at September 30, 2002, to 1.30% of loans at September 30, 2003. Total assets amounted to $182.4 million at September 30, 2003 compared to $164.8 million at September 30, 2002, an increase of 10.7%.

Total interest income for the three months ended September 30, 2003 increased 1.5% compared to the same period in 2002 and for the nine months ended September 30, 2003 increased by 6.8% compared to the same period in 2002. Interest expense declined by 15.9% and 7.4%, for the three and nine-month periods, respectively, compared to the same periods in 2002.

High Country Bank CEO and President, John Brubaker, stated, "Our third quarter looked especially favorable compared to the same quarter last year because of our continued loan growth, our increased ratio of loans to total assets, and because of certain non-recurring charges in last year's third quarter. Year-to-date, our numbers reflect much-improved results, and are our best first three fiscal quarters since we opened the Bank. Our net interest margin continues to improve with each passing month. We continue to benefit from strong contributions from non-interest income, including mortgage origination fees that, while slowing, are still ahead of last year. We continue to fund our loan growth with deposits, Federal funds, and the orderly liquidation of our mortgage-backed securities. We have yet to draw from our new credit facility from the Federal Home Loan Bank of Atlanta with available lines amounting to over $30 million.

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




"We look eagerly ahead to our upcoming shareholders' meeting on December 18, 2003 to vote on our merger with Yadkin Valley Bank and Trust Company in Elkin, North Carolina. Our Joint Proxy Statement has now been mailed to all shareholders of record as of October 31, 2003. We encourage each shareholder to read the Joint Proxy Statement carefully. We expect the merger, once approved, to close on January 1, 2004."

High Country Financial Corporation is the parent of High Country Bank, a community bank operating five branches in Watauga and Ashe Counties, North
Carolina. The Bank was created in 1998 by a group of local residents whose purpose was to restore personal attention, quality service and innovative products to banking. High Country Financial Corporation, the holding company, was formed on July 1, 2002. An estimated 1,600 stockholders hold 1,420,649 shares outstanding at the end of the third quarter 2003. Additional information about High Country Bank is available on its website at www.highcountrybank.com.
                                                       ------------------------

                                 - - - - - - - -

Please see "Financial Highlights" tables, which are attached.
For Further information, contact:
David H. Harman, Chief Financial Officer
E-mail: dharman@highcountrybank.com Voice: (828) 265-4333 or Fax (828) 265-2808
        ---------------------------

High Country Financial Corporation, 149 Jefferson Road, Boone, NC 28607

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate" and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to (1) competition in the Company's markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, and (5) the impact of changes in monetary and fiscal policies, laws, rules and regulations. The Company undertakes no obligation to update any forward-looking statements.










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


                       HIGH COUNTRY FINANCIAL CORPORATION
                              Financial Highlights
                                   (Unaudited)
                                                           As of and for the quarter ended
                                                                   September 30,
                                                             2003        2002       % Change
---------------------------------------------------------------------------------------------

Consolidated Balance Sheets
                     Assets
  Investments and interest bearing deposits with banks  $ 15,405,773  $ 28,101,261    -45.2%
--------------------------------------------------------------------------------------------
  Loans                                                  155,415,244   127,747,258     21.7%
      Allowance for Loan Loss                             (2,026,463)   (1,597,078)    26.9%
--------------------------------------------------------------------------------------------
  Net Loans                                              153,388,781   126,150,180     21.6%
--------------------------------------------------------------------------------------------
  Total Earning Assets                                   168,794,554   154,251,441      9.4%
  Non-interest earning assets                             13,639,156    10,545,709     29.3%
-------------------------------------------------------------------------------------------
  Total Assets                                          $182,433,710  $164,797,150     10.7%
============================================================================================

         Liabilities and Stockholders' Equity
  Deposits                                              $162,156,591  $144,308,990     12.4%
  Other interest-bearing liabilities                       3,457,319     4,832,956    -28.5%
--------------------------------------------------------------------------------------------
  Total interest-bearing liabilities                     165,613,910   149,141,946     11.0%
  Non-interest bearing liabilities                           605,618       548,394     10.4%
--------------------------------------------------------------------------------------------
  Total liabilities                                      166,219,528   149,690,340     11.0%
  Total Stockholders' equity                              16,214,182    15,106,810      7.3%
--------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $182,433,710  $164,797,150     10.7%
============================================================================================

Consolidated Balance Sheet Ratios
  Investments to assets                                      8.44%        17.05%
  Loans to assets                                           85.19%        77.52%
  Loans to deposits                                         95.84%        88.52%
  Allowance for loan loss to loans                           1.30%         1.25%
  Earning assets to assets                                  92.52%        93.60%
  Deposits to assets                                        88.89%        87.57%
  Other interest-bearing liabilities to assets               1.90%         2.93%
  Stockholders' equity to total assets                       8.89%         9.17%



                                                          Quarter Ended September 30,       Year-To-Date  September 30,
                                                          2003          2002                    2003      2002
                                                        ----------------------------        ---------------------------
Consolidated Statements of Income
  Interest on investments                               $  124,722     $ 250,840    -50.3%  $  481,731  $  540,692      -10.9%
  Interest on loans                                      2,376,904     2,213,572      7.4%   6,819,220   6,298,521        8.3%
------------------------------------------------------------------------------------------------------------------------------
  Total interest income                                  2,501,626     2,464,412      1.5%   7,300,951   6,839,213        6.8%
  Interest on deposits                                     890,510     1,035,786    -14.0%   2,832,151   3,028,028       -6.5%
  Interest on other interest-bearing liabilities            13,589        38,606    -64.8%      74,851     109,600      -31.7%
------------------------------------------------------------------------------------------------------------------------------
  Total interest expense                                   904,099     1,074,392    -15.9%   2,907,002   3,137,628       -7.4%
------------------------------------------------------------------------------------------------------------------------------
  Net interest margin before provision for loan loss     1,597,527     1,390,020     14.9%   4,393,949   3,701,585       18.7%
  Provision for loan loss                                  220,000       198,000     11.1%     602,500     422,000       42.8%
------------------------------------------------------------------------------------------------------------------------------
  Net interest margin after provision for loan loss      1,377,527     1,192,020     15.6%   3,791,449   3,279,585       15.6%
  Total non-interest income                                856,090       561,329     52.5%   2,470,201   1,595,034       54.9%
  Total non-interest expense                             1,671,461     1,652,158      1.2%   4,878,199   4,247,309       14.9%
------------------------------------------------------------------------------------------------------------------------------
  Net Income before taxes                                  562,156       101,191    455.5%   1,383,451     627,310      120.5%
  Income taxes                                             216,594        54,300    298.9%     534,253     237,300      125.1%
------------------------------------------------------------------------------------------------------------------------------
  Net Income after taxes                                $  345,562      $ 46,891    636.9%  $  849,198  $  390,010      117.7%
==============================================================================================================================

Basic earnings per share                                $     0.24    $     0.03            $     0.60  $     0.28
                                                        ========================            ======================
Diluted earnings per share                              $     0.19    $     0.03            $     0.56  $     0.27
                                                        ========================            ======================